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                                 EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is executed as of the 25th day of September, 1997, by and between Sierra Medical Management, Inc., a Delaware corporation formerly known as Prospect Acquisition Corporation, Inc. ("Employer"), and Jayaratnam Jayakumar ("Employee").

                                   R E C I T A L S

     A.   Employer is a provider of management services to medical practices;

     B. Employee was formerly a shareholder of Sierra Medical Management, Inc., a Delaware corporation which merged with and into Employer; and

     C. Employer desires to obtain the services of Employee, and Employee desires to be employed by Employer, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   TERMS AND CONDITIONS OF EMPLOYMENT.

     1.1 EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment subject to the terms and conditions hereinafter set forth.

     1.2 FULL-TIME EMPLOYMENT. Employee agrees to devote his full time and attention to the performance of his duties as Chief Operating Officer of Employer. Employee's duties shall include, but not be limited to, the following:

          (a) Employee shall serve as the Chief Operating Officer of Employer and shall be responsible for performing those duties which are customarily performed by the Chief Operating Officer, including but not limited to, overseeing in the management of Employer's Palmdale, Lancaster and other Antelope Valley operations, subject to the control of the Board of Directors;

          (b) Such other powers and duties as may be prescribed by the Board of Directors or the Bylaws of Employer.

2.   COMPENSATION.

     2.1 SALARY. Employer shall pay Employee the salary of One Hundred Fifty Thousand dollars ($150,000.00) per annum. Employer shall pay Employee in accordance with Employer's policies for the payment of salaried employees in effect from time to time. Salary payments are to be reduced by the cost of and subject to all state and federal withholding taxes and any other applicable payroll taxes.

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     2.2  BONUSES/PERFORMANCE CRITERIA.  Employer may determine from time to time to pay Employee additional compensation/discretionary bonus(es). Employee shall participate in any executive bonus plan of Employer or Prospect Medical Holdings, Inc. ("Prospect Medical Holdings"). Any such determination shall be made by the Compensation Committee, or similar committee, if any, of the Board of Directors of Employer or, if there is no such committee, by the Board of Directors of Employer.

     2.3 BENEFITS. During the term of this Agreement, Employer shall provide Employee and his beneficiaries with certain employment benefits at a level commensurate with other members of Employer's and Prospect Medical Holdings' senior management. Such benefits include but are not limited to the following:

          (a) Employee shall be entitled to participate in Employer's retirement 401(k) and other benefit plans as offered from time to time. Employee be given credit for past service on behalf of Sierra Primary Care Medical Group, Inc., subject to applicable laws or plan provisions;

          (b)  A policy of disability insurance;

          (c) A policy of term life insurance in the principal amount of $300,000, naming Employee's family members as beneficiaries;

          (d) Participation in the Prospect Medical Holdings, Inc. Stock Option Plan;

          (e) A policy of medical insurance for Employee and Employee's immediate family;

          (f) A policy of dental insurance for Employee and Employee's immediate family; and

          (g) A policy of vision insurance for Employee and Employee's immediate family.

     However, with respect to the foregoing health benefits, Employer's life insurance company and/or disability insurer may require Employee to satisfactorily pass a physical examination in order to issue a life insurance policy to Employee, and Employee shall comply with all such reasonable requirements. In addition, Employer may elect to obtain key-man life insurance coverage on Employee, and Employee agrees to submit to any required examination therefor.

     2.4 FRINGE BENEFITS/REIMBURSEMENT OF EXPENSES. During the term of this Agreement, Employer shall provide Employee with the following fringe benefits or reimburse the following expenses, as the case may be, which are incurred in the performance of Employee's duties on behalf of the Company:

          (a)  An allowance of $800 per month for automobile expenses;

          (b) An allowance of $400 per month for cellular and other phone expenses; and


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     2.5  VACATION BENEFITS.  Employee shall be entitled to four weeks of paid vacation each year, commencing on the date hereof. Employee shall also be given full credit for 210 hours of vacation time that Employee accrued while employed by Sierra Primary Care Medical Group, Inc., a California professional corporation; provided however, that Employee shall only be entitled to take such time as vacation and shall not be entitled to any salary for any of such time that is not taken as vacation.

3.   TERM AND TERMINATION OF AGREEMENT.

     3.1 CONTRACT TERM. The initial term of this Agreement shall commence on September 25, 1997 (the "Effective Date"), and shall continue for a period of three (3) years, subject to earlier termination of this Agreement as provided herein.

     3.2 TERMINATION WITHOUT CAUSE. Employer may not terminate this Agreement without cause.

     3.3 TERMINATION BY EMPLOYER. Employer may terminate Employee's employment hereunder at any time for "cause" by giving notice of termination to the Employee (the "Termination Notice"). Cause includes the following:

          (a) Upon the material violation by Employee of any provision of this Agreement or the rules, policies and/or procedures of Employer.

          (b) Upon the total disability of Employee, as defined in Employer's policies and procedures;

          (c) Upon the inability or failure of Employee to perform the duties required hereunder as President.

          (d) Upon Employee's conviction of a felony or crime of moral turpitude.

          (e) Upon the habitual use of alcohol or a controlled substance which materially impairs the ability of Employee to effectively perform Employee's duties and obligations under this Agreement.

          (f) Upon repeated failure by Employee to meet individual performance or productivity standards established by Employer for Employee.

          In the event of termination pursuant to subsections (a), (c) or (f) above, Employer shall be required to provide prior notice to Employee, after which Employee shall have a thirty (30) day period in which to cure such breach.

     3.4 TERMINATION BY EMPLOYEE. Employee may terminate his employment hereunder at any time for "cause." Cause is limited to a material breach by Employer of a material term of this Agreement. In the event Employee terminates this Agreement for cause, termination shall be effective immediately upon notification to Employer by Employee.


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4.   CONFIDENTIALITY/TRADE SECRETS.  Employee acknowledges that his position with Employer will be one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and propriety business information of Employer and all of its Affiliates (as defined below), during the term of this Agreement and thereafter. Employee covenants and agrees at all times during and after the term of this Agreement as follows:

     4.1 PROTECTION. That Employee shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of Employer and its "Affiliates" (which term as used in this Agreement shall include any person, corporation, partnership, general partner or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Employer), including, without limitation, their trade secrets, proprietary information, the identity of their customers and suppliers, their arrangements with their customers and suppliers, and their technical data, records, compilations of information, processes, computer software, and specifications relating to their customers, suppliers, products and services (collectively, "Confidential Information").

     4.2 NON-DISCLOSURE. That Employee shall not disclose any Confidential Information, except as may be required in the course of his employment or as may be required by law.

     4.3 NON-USAGE. That Employee shall not use, directly or indirectly, for his own benefit or for the benefit of another, any Confidential Information.

     The covenants contained in this Section 4 shall not be applicable to any information which is in the public domain other than as a result of action by Employee or which Employee can establish was obtained from sources other than Employer or any of its Affiliates, who are not under a duty of nondisclosure. All Confidential Information and all files, records, documents, drawings, specifications, computer software, memoranda, notes, or other documents relating thereto or otherwise relating to the business of Employer and its Affiliates, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of Employer (and/or its Affiliates, as applicable) and shall be delivered to Employer or its Affiliates as appropriate and not retained by (nor any copies thereof retained by) Employee upon termination of his employment for any reason whatsoever.

5.   REMEDIES FOR BREACH OF COVENANTS OF EMPLOYEE.  The covenants set forth in
Section 4 of this Agreement shall continue to be binding upon Employee notwithstanding the termination of his employment with Employer for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Employer or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer or any of its Affiliates of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and that temporary and permanent injunctive relief shall be available to prevent the breach or any threatened breach thereof, without the necessity of proof of actual damages and without the necessity of posting a bond, cash or otherwise. In this connection, Employee agrees not to assert any defense that monetary damages would be sufficient.


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6.   DEFAULT.  Any default by Prospect Medical Holdings, Inc. in the payment when due, of any amount owed by Prospect Medical Holdings, Inc. to Employee under the Promissory Note, of even date herewith, issued from Prospect Medical Holdings, Inc. to Employee, in the principal amount of $250,000, which default continues for a period of ten (10) days, shall constitute a default under this Agreement. Upon written notice from Employee of such default, Prospect Medical Holdings, Inc. shall have a thirty (30) day period in which to cure such default. In the event Prospect Medical Holdings, Inc. fails to cure such default within thirty (30) days of such notice, at Employee's option, this Agreement shall terminate and Employee shall have no further obligations hereunder.

7. ARBITRATION. The parties firmly desire to resolve all disputes arising hereunder without resort to litigation in order to protect their respective business reputations and the confidential nature of certain aspects of their relationship. Accordingly, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration as set forth below.

     7.1 All disputes which in any manner arise out of or relate to this Agreement or the subject matter thereof, shall be resolved exclusively by arbitration in accordance with the provisions of this Section 7. Either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the controversy, the dollar amount involved, if any, and the remedies sought, and attaching a copy of this Section to the demand.

     7.2 There shall be one arbitrator. If the parties shall fail to select a mutually acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before a single arbitrator sitting on the Los Angeles, California Judicial Arbitration Mediation Services (JAMS) panel, and selected in the sole discretion of the JAMS administrator.

     7.3 The parties shall share all costs of arbitration. The prevailing party shall be entitled to reimbursement by the other party of such party's attorneys' fees and costs and any arbitration fees and expenses incurred in connection with the arbitration hereunder.

     7.4 The substantive law of the State of California shall be applied by the arbitrator.

     7.5 Arbitration shall take place in Los Angeles, California unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

     7.6 All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

     7.7 Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator the right to make a


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final determination of the parties' rights, including whether to make permanent or dissolve such court order.

     7.8 The decision and award of the arbitrator shall be kept confidential by the parties to the greatest extent possible. No disclosure of such decision or award shall be made by the parties except as required by law or as necessary or appropriate to effect the enforcement thereof.

8.   MISCELLANEOUS.

     8.1 NOTICES. Any notice, demand, or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

          Employee:      Jayaratnam Jayakumar
                         44343 Soft Avenue
                         Lancaster, CA 93536

          Employer:      Sierra Medical Management, Inc.
                         c/o Prospect Medical Holdings
                         18200 Yorba Linda Blvd., Suite 409
                         Yorba Linda, CA 92886

     8.2 GOVERNING LAW. This Agreement has been executed and delivered and shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

     8.3 ENFORCEMENT. In the event that either party shall be required to enforce the terms of this Agreement, whether with or without arbitration, the prevailing party shall be entitled to recover the costs of such action, including reasonable attorneys' fees.

     8.4 ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended except in writing signed by both of the parties hereto. No oral statements or prior written materials not specifically incorporated herein shall be of any force or effect.

     8.5 SEVERABILITY. In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of the Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms, unless such unenforceability or voidness defeats an essential business term hereof.

     8.6 ASSIGNMENT. Except for any assignment to Imperial Bank, a California banking corporation, neither this Agreement nor any of the rights of obligations of the parties hereunder shall be assignable by either party, whether voluntarily or by operation of law. Any attempted assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of any such rights, interests and benefits shall be null and void and without effect.


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     8.7  BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

     8.8 HEADINGS. The headings used herein are for convenience only and do not limit the contents of this Agreement.

     8.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

     8.10 COMPLIANCE WITH LAW. The parties recognize that this Agreement at all times is to be subject to applicable state, local and federal law.

     8.11 WAIVERS. The waiver of any of the provisions hereof shall not be effective unless in writing and signed by the party intending to be bound thereby. The waiver by either party of any act to be performed hereunder will not constitute a waiver of any other act or identical act required to be performed at a later time.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the day and year first above written.

EMPLOYER:                               EMPLOYEE:

SIERRA MEDICAL MANAGEMENT, INC.


By:  /s/ Thomas A. Maloof            /s/ Jayaratnam Jayakumar
     ---------------------------        -------------------------------
                                        Jayaratnam Jayakumar
Its:    CFO
     ---------------------------


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